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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of TRO Learning, Inc., on Form S-8 (File No. 333-30963) of our report dated January 12, 1998, on our audits of the consolidated financial statements and financial statement schedule of TRO Learning, Inc., as of October 31, 1997 and 1996, and for the years ended October 31, 1997, 1996, and 1995, which report is included in this Annual Report on Form 10-K.



COOPERS & LYBRAND, L.L.P.

Chicago, Illinois
January 12, 1998